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                                                                   Exhibit 23.01


CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Exodus Communications, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-48273, 333-72525, 333-85325 and 333-83179) on Form S-8 and the registration statement (No. 333-79059) on Form S-3 and the registration statements (No. 333-62413 and 333-85583) on Form S-4 of Exodus Communications, Inc. of our report dated November 23, 1999, relating to the supplemental consolidated balance sheets of Exodus Communications, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related supplemental consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the years in the three-year period ended December 31, 1998, and related schedule, which report appears in the November 29, 1999, Current Report on Form 8-K of Exodus Communications, Inc.



                        /s/ KPMG LLP

                        Mountain View, California
                        November 23, 1999